UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) December 21, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

The New York Stock Exchange (“NYSE”) has requested that Tidewater Inc. (the “Company”) disclose on a Current Report on Form 8-K certain corporate governance information required by Section 303A of the NYSE Listed Company Manual that otherwise would have been included in the Company’s 2017 annual meeting proxy statement.  In response to this request, the Company is providing the corporate governance information set forth below.

Director Independence.  The Company’s board of directors (the “Board”) has affirmatively determined that five of its six current directors – Thomas R. Bates, Jr., Alan J. Carr, Randee E. Day, Dick Fagerstal, and Steven L. Newman– are independent by applying the independence standards of the NYSE.  The sixth director, Larry T. Rigdon, was independent upon his appointment to the Board on July 31, 2017.  On October 16, 2017, Mr. Rigdon was appointed to serve as the Company’s President and Chief Executive Officer on an interim basis, and therefore is not currently independent.

Executive Sessions of Independent Board Members.  The independent members of the Board meet in regularly-scheduled executive sessions presided over by the chairman of the Board, who is also independent. At the conclusion of each board meeting, the independent directors have an opportunity to meet in executive session.  The independent directors may schedule additional executive sessions throughout the year.

Availability of Corporate Governance Materials.  Stockholders and other interested parties may access the Company’s certificate of incorporation, its bylaws, its Corporate Governance Policy, its Code of Business Conduct and Ethics, and all committee charters under “Corporate Governance” in the “About Tidewater” section of the Company’s website at http://www.tdw.com.  Stockholders may also request printed copies, which will be mailed to stockholders without charge, by writing to the Company in care of its Secretary, 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130.

Communication with Our Board of Directors.  Stockholders and other interested parties may communicate directly with our Board, the non-management directors, or any committee or individual director by writing to any one of them in care of our Secretary at 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130.  The Company or the director contacted will forward the communication to the appropriate director.  Concerns can also be communicated to the Board in an anonymous manner by writing to the Tidewater Compliance Helpline, 601 Poydras St., Suite 1500, New Orleans, LA 70130 USA, or one of the other options provided on the Company’s compliance website at http://www.tdw.com/core-responsibilities/compliance-2/.

For more information regarding how to contact the members of our board, please visit our website at http://www.tdw.com/about-tidewater/corporate-governance/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date:   December 21, 2017

3